Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2019, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2019.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress Brady	Brenda Pomar
Investor Relations Manager	Corporate Communications Manager
301.998.8265	301.998.8316
lbrady@federalrealty.com	bpomar@federalrealty.com

Federal Realty Investment Trust Announces Operating Results for the Year and Quarter Ended
December 31, 2018
ROCKVILLE, Md. (February 13, 2019) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its year and quarter ended December 31, 2018. For the year ended December 31, 2018 and 2017, net income available for common stockholders was $3.18 per diluted share and $3.97 per diluted share, respectively. For the three months ended December 31, 2018 and 2017, net income available for common stockholders was $0.71 per diluted share and $0.67 per diluted share, respectively.

Key Highlights of the full year and quarter include:

•
Generated FFO per diluted share of $6.23 for the year compared to $5.74 in 2017 ($5.91 excluding prepayment premium). For the fourth quarter, generated FFO per diluted share of $1.57 compared to $1.30 for the fourth quarter 2017 ($1.47 excluding prepayment premium).

•	Generated comparable property operating income (POI) growth of 3.1% for the year ended 2018. For the fourth quarter, comparable property POI growth was 2.0%.

•
Signed leases for 573,923 square feet of comparable space (622,234 square feet total) in the fourth quarter at an average rent of $32.16 per square foot and achieved cash basis rollover growth on those comparable spaces of 15%. Over the last four quarters, cash basis rollover growth on comparable spaces was 12%.

•
Announced the launch of Phase 3 at Assembly Row which includes 277,000 square feet of office space - anchored by PUMA North America, 500 residential units and 56,000 square feet of ground floor retail.

•	Introduced 2019 FFO per diluted share guidance range of $6.30 to $6.46, which reflects the impact of the newly implemented lease accounting standard ASC 842.

“2018 was a year of records for us; from funds from operations per share of $6.23, to total leasing volume at nearly 2 million square feet, to 51 consecutive years of increased common dividends”, said Donald C. Wood, President and Chief Executive Officer of Federal Realty. “The growing diversification of our revenue base, along with the development and redevelopment opportunities being executed by our talented team, gives us confidence that our multi-faceted business plan is the right one to service today’s evolving and demanding consumer.”

Financial Results
For the full year 2018, Federal Realty reported net income available for common shareholders of $233.9 million and earnings per diluted share of $3.18. This compares to net income available for common shareholders of $287.5 million and earnings per diluted share of $3.97 for the full year 2017. Net income available for common shareholders was $52.5 million and earnings per diluted share was $0.71 for the fourth quarter 2018 versus $48.6 million and $0.67, respectively, for the fourth quarter 2017.
For the full year 2018, Federal Realty generated funds from operations available for common shareholders (FFO) of $461.8 million, or $6.23 per diluted share. This compares to FFO of $420.0 million, or $5.74 per diluted share, for the full year 2017. Excluding the $12.3 million early extinguishment of debt charge in the fourth quarter 2017, FFO per diluted share for the full year 2017 would have been $5.91. For the fourth quarter 2018, FFO was $117.2 million, or $1.57 per diluted share, compared to $95.5 million, or $1.30 per diluted share for the fourth quarter 2017 ($1.47 if the early extinguishment of debt charge was excluded).
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
The overall portfolio was 94.6% leased as of December 31, 2018, and the comparable portfolio was 95.1% leased. Comparable property POI increased 3.1% for the year 2018 and 2.0% in the fourth quarter. Comparable property POI represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment.
For the year 2018, Federal Realty signed 402 leases for 2.0 million square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 1.9 million square feet at an average rent of $34.11 per square foot compared to the average contractual rent of $30.37 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 12%.
During fourth quarter 2018, Federal Realty signed 114 leases for 622,234 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 573,923 square feet at an average rent of $32.16 per square foot compared to the average contractual rent of $27.96 per square foot for the last year of the prior leases, representing a cash basis rollover growth on those comparable spaces of 15%.

Regular Quarterly Dividends
Federal Realty's Board of Trustees declared a regular quarterly cash dividend of $1.02 per common share, resulting in an indicated annual rate of $4.08 per common share. The regular common dividend will be payable on April 15, 2019 to shareholders of record as of March 14, 2019.

Federal Realty’s Board of Trustees also declared a quarterly cash dividend on its Class C depositary shares, each representing 1/1000 of a 5.000% Series C Cumulative Preferred Share of Beneficial Interest, of $0.3125 per depositary share. All dividends on the depositary shares will be payable on April 15, 2019 to shareholders of record as of April 1, 2019.

Summary of Other Quarterly Activities and Recent Developments
February 7, 2019 - Federal Realty announced Wendy Seher and Jan Sweetnam have been promoted to executive vice president and will serve as members of the Trust’s Executive Committee, in addition to their roles as members of the Investment Committee. Wendy Seher was promoted to Executive Vice President - Eastern Region President. Jan Sweetnam was promoted to Executive Vice President - Western Region Chief Operating Officer.
January 18, 2019 - Federal Realty announced the launch of Phase 3 at Assembly Row which includes 277,000 square feet of office space - anchored by PUMA North America, 500 residential units and 56,000 square feet of ground floor retail. The estimated total investment in Phase 3 is expected to be approximately $475 million. Upon completion of Phase 3, total investment at Assembly Row will be approximately $1.2 billion.

Guidance
Federal Realty introduced 2019 guidance for FFO per diluted share of $6.30 to $6.46 and 2019 earnings per diluted share guidance of $3.14 to $3.30, which reflects the impact of the newly implemented lease accounting standard ASC 842.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its fourth quarter and year end 2018 earnings conference call, which is scheduled for Thursday, February 14, 2019 at 10:00AM ET. To participate, please call 877.445.3230 five to ten minutes prior to the call start time and use the passcode 2162635 (required). A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through February 21, 2019 by dialing 855.859.2056; Passcode: 2162635.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, Federal Realty's mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Its expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and

Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 104 properties include approximately 3,000 tenants, in 24 million square feet, and over 2,600 residential units.
Federal Realty has increased its quarterly dividends to its shareholders for 51 consecutive years, the longest record in the REIT industry. Federal Realty is an S&P 500 index member and its shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2019, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2019.

Federal Realty Investment Trust
Consolidated Income Statements
December 31, 2018
	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in thousands, except per share data)

REVENUE
Rental income	$230,864	$220,720	$895,698	$841,461
Other property income	3,647	2,396	16,589	12,825
Mortgage interest income	865	841	3,149	3,062
Total revenue	235,376	223,957	915,436	857,348
EXPENSES
Rental expenses	46,507	45,403	173,094	164,890
Real estate taxes	28,935	28,735	114,776	107,839
General and administrative	9,620	10,268	33,600	36,281
Depreciation and amortization	66,976	56,394	244,245	216,050
Total operating expenses	152,038	140,800	565,715	525,060
OPERATING INCOME	83,338	83,157	349,721	332,288
Other interest income	285	222	942	475
Interest expense	(28,038)	(26,173)	(110,154)	(100,125)
Early extinguishment of debt	—	(12,273)	—	(12,273)
Loss from real estate partnerships	(705)	(121)	(3,398)	(417)
INCOME FROM CONTINUING OPERATIONS	54,880	44,812	237,111	219,948
Gain on sale of real estate, net	1,502	7,973	11,915	77,922
NET INCOME	56,382	52,785	249,026	297,870
Net income attributable to noncontrolling interests	(1,875)	(2,129)	(7,119)	(7,956)
NET INCOME ATTRIBUTABLE TO THE TRUST	54,507	50,656	241,907	289,914
Dividends on preferred shares	(2,011)	(2,011)	(8,042)	(2,458)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$52,496	$48,645	$233,865	$287,456
EARNINGS PER COMMON SHARE, BASIC
Net income available for common shareholders	$0.71	$0.67	$3.18	$3.97
Weighted average number of common shares, basic	73,790	72,515	73,274	72,117
EARNINGS PER COMMON SHARE, DILUTED
Net income available for common shareholders	$0.71	$0.67	$3.18	$3.97
Weighted average number of common shares, diluted	73,796	72,598	73,302	72,233

Federal Realty Investment Trust
Consolidated Balance Sheets
December 31, 2018
	December 31,
	2018	2017
	(in thousands, except share and
	per share data)
ASSETS
Real estate, at cost
Operating (including $1,701,804 and $1,639,486 of consolidated variable interest entities, respectively)	$7,307,622	$6,950,188
Construction-in-progress (including $51,313 and $43,393 of consolidated variable interest entities, respectively)	495,274	684,873
Assets held for sale	16,576	—
	7,819,472	7,635,061
Less accumulated depreciation and amortization (including $292,374 and $247,410 of consolidated variable interest entities, respectively)	(2,059,143)	(1,876,544)
Net real estate	5,760,329	5,758,517
Cash and cash equivalents	64,087	15,188
Accounts and notes receivable	142,237	209,877
Mortgage notes receivable, net	30,429	30,429
Investment in real estate partnerships	26,859	23,941
Prepaid expenses and other assets	265,703	237,803
TOTAL ASSETS	$6,289,644	$6,275,755
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable (including $444,388 and $460,372 of consolidated variable interest entities, respectively)	$474,379	$491,505
Capital lease obligations	71,519	71,556
Notes payable	279,027	320,265
Senior notes and debentures	2,404,279	2,401,440
Accounts payable and other liabilities	177,922	196,332
Dividends payable	78,207	75,931
Security deposits payable	17,875	16,667
Other liabilities and deferred credits	182,898	169,388
Total liabilities	3,686,106	3,743,084
Commitments and contingencies
Redeemable noncontrolling interests	136,208	141,157
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par:
5.0% Series C Cumulative Redeemable Preferred Shares, (stated at liquidation preference $25,000 per share), 6,000 shares issued and outstanding	150,000	150,000
5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 74,249,633 and 73,090,877 shares issued and outstanding, respectively	745	733
Additional paid-in capital	3,004,442	2,855,321
Accumulated dividends in excess of net income	(818,877)	(749,367)
Accumulated other comprehensive (loss) income	(416)	22
Total shareholders’ equity of the Trust	2,345,891	2,266,706
Noncontrolling interests	121,439	124,808
Total shareholders’ equity	2,467,330	2,391,514
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,289,644	$6,275,755

Federal Realty Investment Trust
Funds From Operations / Other Supplemental Information
December 31, 2018
	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$56,382	$52,785	$249,026	$297,870
Net income attributable to noncontrolling interests	(1,875)	(2,129)	(7,119)	(7,956)
Gain on sale of real estate, net (2)	(1,502)	(7,973)	(11,915)	(77,632)
Depreciation and amortization of real estate assets	55,604	49,607	213,098	188,719
Amortization of initial direct costs of leases	10,069	4,594	24,603	19,124
Funds from operations	118,678	96,884	467,693	420,125
Dividends on preferred shares	(1,875)	(1,876)	(7,500)	(1,917)
Income attributable to operating partnership units	754	788	3,053	3,143
Income attributable to unvested shares	(330)	(310)	(1,469)	(1,374)
FFO (3)	$117,227	$95,486	$461,777	$419,977
Weighted average number of common shares, diluted	74,630	73,481	74,153	73,122
FFO per diluted share (3)	$1.57	$1.30	$6.23	$5.74

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$73,234	$92,963	$282,199	$419,471
Tenant improvements and incentives	11,154	13,413	45,863	44,632
Total non-maintenance capital expenditures	84,388	106,376	328,062	464,103
Maintenance capital expenditures	8,670	14,776	19,421	32,695
Total capital expenditures	$93,058	$121,152	$347,483	$496,798

Dividends and Payout Ratios
Regular common dividends declared	$75,724	$73,052	$297,347	$287,006
Dividend payout ratio as a percentage of FFO (3)	65%	77%	64%	68%

Noncontrolling Interests Supplemental Information (4)
Property operating income (1)	$3,395	$3,564	$13,046	$13,265
Depreciation and amortization	(1,678)	(1,647)	(6,580)	(5,879)
Interest expense	(596)	(576)	(2,400)	(2,573)
Net income	$1,121	$1,341	$4,066	$4,813
Notes:

1)	See Glossary of Terms.

2)
The gain on sale of real estate for the year ended December 31, 2018 includes a $7.2 million net gain related to condominium units sold at Assembly Row and Pike & Rose. For the three months and year ended December 31, 2017, the gain on sale of real estate includes $1.5 million and $5.4 million, respectively, of net gains related to Assembly Row condominium units under the percentage-of-completion method. Effective January 1, 2018, we adopted a new accounting standard related to revenue recognition, which results in a change in our revenue recognition policy for condominium sales. See Note 2 of our December 31, 2018 Form 10-K for additional information regarding the adoption.

3)
If the $12.3 million early extinguishment of debt charge incurred in the fourth quarter of 2017 was excluded, our FFO, FFO per diluted share, and dividend payout ratio as a percentage of FFO would have been:

	Three Months Ended	Year Ended
	December 31, 2017	December 31, 2017
	(in thousands, except per share data)
FFO	$107,719	$432,210
FFO per diluted share	$1.47	$5.91
Dividend payout ratio as a percentage of FFO	68%	66%

4)	Amounts reflect the components of "net income attributable to noncontrolling interests," but excludes "income attributable to operating partnership units."

Federal Realty Investment Trust
Market Data
December 31, 2018
	December 31,
	2018	2017
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	74,988	73,879
Market price per common share	$118.04	$132.81
Common equity market capitalization including operating partnership units	$8,851,584	$9,811,870

Series C preferred shares outstanding	6	6
Liquidation price per Series C preferred share	$25,000.00	$25,000.00
Series C preferred equity market capitalization	$150,000	$150,000

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$9,011,584	$9,971,870

Total debt (3)	3,229,204	3,284,766

Total market capitalization	$12,240,788	$13,256,636

Total debt to market capitalization	26%	25%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations	91%	99%
Variable rate debt	9%	1%
	100%	100%
Notes:

1)	Amounts include 738,423 and 787,962 operating partnership units outstanding at December 31, 2018 and 2017, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums/discounts and debt issuance costs from our consolidated balance sheet.

Federal Realty Investment Trust
Components of Rental Income
December 31, 2018
	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in thousands)
Minimum rents (1)
Retail and commercial	$156,641	$150,788	$616,137	$585,178
Residential	19,135	14,635	71,001	55,416
Cost reimbursements	46,554	46,531	178,333	171,528
Percentage rents	3,368	3,624	11,241	11,148
Other	5,166	5,142	18,986	18,191
Total rental income	$230,864	$220,720	$895,698	$841,461

Notes:

1)
Minimum rents include $0.3 million and $1.6 million for the three months ended December 31, 2018 and 2017, respectively, and $5.0 million and $12.9 million for the years ended December 31, 2018 and 2017, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $3.0 million and $1.4 million for the three months ended December 31, 2018 and 2017, respectively, and $6.8 million and $4.7 million for the years ended December 31, 2018 and 2017, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Comparable Property Information
December 31, 2018

The following information is being provided for “Comparable Properties.” Comparable Properties represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. The assets excluded from Comparable Properties in Q4 include: Assembly Row - Phase 2, CocoWalk, Olivo at Mission Hills, Pike & Rose, The Shops at Sunset Place, Towson Residential, 700 Santana Row, a portion of Graham Park Plaza, and all properties acquired or disposed of from Q4 2017 to Q4 2018. Comparable Property property operating income (“Comparable Property POI”) is a non-GAAP measure used by management in evaluating the operating performance of our properties period over period.

Reconciliation of GAAP operating income to Comparable Property POI
	Three Months Ended
	December 31,
	2018	2017
	(in thousands)
Operating Income	$83,338	$83,157
Add:
Depreciation and amortization	66,976	56,394
General and administrative	9,620	10,268
Property operating income (POI)	159,934	149,819
Less: Non-comparable POI - acquisitions/dispositions	(156)	(605)
Less: Non-comparable POI - redevelopment, development & other	(14,995)	(7,317)
Comparable Property POI	$144,783	$141,897

Additional information regarding the components of Comparable Property POI
	Three Months Ended
	December 31,
	2018	2017	% Change
	(in thousands)
Rental income	$207,050	$204,503
Other property income	3,332	2,589
	210,382	207,092

Rental expenses	(39,737)	(38,647)
Real estate taxes	(25,862)	(26,548)
	(65,599)	(65,195)

Comparable Property POI	$144,783	$141,897	2.0%

Comparable Property POI as a percentage of total POI	91%	95%

Comparable Property - Occupancy Statistics (1)
	At December 31,
	2018	2017
GLA - comparable commercial properties	22,690,000	22,677,000
Leased % - comparable commercial properties	95.1%	95.9%
Occupancy % - comparable commercial properties	94.1%	94.4%

Comparable Property - Summary of Capital Expenditures (2)
	Three Months Ended
	December 31,
	2018	2017
	(in thousands)
Redevelopment and tenant improvements and incentives	$28,579	$31,037
Maintenance capital expenditures	8,143	14,166
	$36,722	$45,203

Notes:
(1)	See page 26 for entire portfolio occupancy statistics.
(2)	See page 9 for "Summary of Capital Expenditures" for our entire portfolio.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
December 31, 2018
	As of December 31, 2018
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (5)
			(in thousands)
Mortgages payable (1)
Secured fixed rate
Rollingwood Apartments (2)	5/1/2019	5.54%	$20,331
The Shops at Sunset Place	9/1/2020	5.62%	64,453
29th Place	1/31/2021	5.91%	4,117
Sylmar Towne Center	6/6/2021	5.39%	17,006
Plaza Del Sol	12/1/2021	5.23%	8,409
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	69,310
Azalea	11/1/2025	3.73%	40,000
Bell Gardens	8/1/2026	4.06%	12,936
Plaza El Segundo	6/5/2027	3.83%	125,000
The Grove at Shrewsbury (East)	9/1/2027	3.77%	43,600
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	5,941
Subtotal			475,308
Net unamortized premium and debt issuance costs			(929)
Total mortgages payable			474,379		4.10%

Notes payable
Term loan	11/21/2019	LIBOR + 0.90%	275,000
Revolving credit facility (3)	4/20/2020	LIBOR + 0.825%	—
Various	Various through 2028	11.31%	4,392
Subtotal			279,392
Net unamortized debt issuance costs			(365)
Total notes payable			279,027		3.50%	(6)

Senior notes and debentures
Unsecured fixed rate
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	475,000
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			2,419,200
Net unamortized discount and debt issuance costs			(14,921)
Total senior notes and debentures, net			2,404,279		3.76%

Total mortgages payable, notes payable, and senior notes and debentures, net			3,157,685	(4)

Capital lease obligations
Various	Various through 2106	Various	71,519		8.04%
Total debt and capital lease obligations			$3,229,204

Total fixed rate debt and capital lease obligations			$2,954,499	91%	3.93%
Total variable rate debt			274,705	9%	3.37%	(6)
Total debt and capital lease obligations			$3,229,204	100%	3.88%	(6)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Operational Statistics
Excluding early extinguishment of debt:
Ratio of EBITDAre to combined fixed charges and preferred share dividends (7)(8)	4.28x	3.92x	4.22x	4.23x
Including early extinguishment of debt:
Ratio of EBITDAre to combined fixed charges and preferred share dividends (7)	4.28x	2.92x	4.22x	3.86x

Notes:

1)
Mortgage payable does not include our share of debt on our unconsolidated real estate partnerships. At December 31, 2018, our share was approximately $54.1 million. At December 31, 2018, our noncontrolling interests' share of mortgages payable was $58.7 million.

2)	On January 31, 2019, we repaid this mortgage loan at par.

3)
The maximum amount drawn under our revolving credit facility during the three months and year ended December 31, 2018 was $81.0 million and $177.0 million, respectively. The weighted average effective interest rate on borrowings under our revolving credit facility, before amortization of debt fees, for the three months and year ended December 31, 2018 was 3.1% and 2.7%, respectively.

4)	The weighted average remaining term on our mortgage payable, notes payable, and senior notes and debentures, is 10 years.

5)	The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums if applicable, except as described in Note 6.

6)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and debt fee amortization on our revolving credit facility which had no outstanding balance on December 31, 2018. Due to the expiration of our two interest rate swap agreements on November 1, 2018, our $275.0 million term loan is no longer fixed at 2.62%, and is included as variable rate debt at December 31, 2018.

7)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDAre is reconciled to net income in the Glossary of Terms.

8)
Fixed charges for the three months and year ended December 31, 2017 exclude the $12.3 million early extinguishment of debt charge related to the make-whole premium paid as part of the early redemption of the 5.90% senior notes in the fourth quarter of 2017.

Federal Realty Investment Trust
Summary of Debt Maturities
December 31, 2018
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2019	$6,232	$295,160	(1)	$301,392		9.3%	9.3%	3.5%
2020	5,605	60,593	(2)	66,198		2.0%	11.3%	3.9%	(5)
2021	3,728	277,546		281,274		8.7%	20.0%	2.9%
2022	1,509	366,323		367,832		11.3%	31.3%	3.5%
2023	1,550	330,010		331,560		10.2%	41.5%	3.9%
2024	1,399	300,000		301,399		9.3%	50.8%	4.2%
2025	965	40,000		40,965		1.3%	52.1%	3.9%
2026	688	39,886		40,574		1.2%	53.3%	6.6%
2027	573	683,600		684,173		21.1%	74.4%	3.8%
2028	616	—		616		—%	74.4%	11.8%
Thereafter	17,936	811,500		829,436		25.6%	100.0%	4.3%
Total	$40,801	$3,204,618		$3,245,419	(3)	100.0%
Notes:

1)	Includes a $20.3 million mortgage loan, which was paid off at par on January 31, 2019, prior to its original maturity date.

2)
Our $800.0 million revolving credit facility matures on April 20, 2020, subject to two six-month extensions at our option. As of December 31, 2018, there was no outstanding balance under this credit facility.

3)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium/discount and debt issuance costs on certain mortgage loans, note payable, and senior notes as of December 31, 2018.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)	The weighted average rate excludes $0.5 million in quarterly financing fees and debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
December 31, 2018

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust (1)
			Projected	Projected	Cost to	Anticipated
Property	Location	Opportunity	ROI (2)	Cost (1)	Date	Stabilization (3)
				(in millions)	(in millions)
Projects Stabilized in 2018
Towson Residential	Towson, MD	New 105 unit 5-story apartment building with above grade parking	7%	$20	$20	Stabilized
Willow Lawn	Richmond, VA	Demolition of small shop and mini anchor spaces to construct new 49,000 square foot anchor space to accommodate new sporting goods retailer and new 17,000 square foot building for relocation of existing tenant	7%	$11	$11	Stabilized
Del Mar Village	Boca Raton, FL	Demolition of small shop spaces and relocation of tenants to accommodate new 37,000 square foot fitness center tenant	8%	$11	$10	Stabilized
Mercer Mall	Lawrenceville, NJ	Redevelopment of recently acquired office building pre-leased to a single tenant user	8%	$8	$7	Stabilized
Dedham Plaza	Dedham, MA	New 4,000 square foot pad site for restaurant tenant	9%	$2	$2	Stabilized
Total Projects Stabilized in 2018 (3) (4)			7%	$52	$50

Active Redevelopment Projects
CocoWalk	Coconut Grove, FL	Shopping center redevelopment to include demolition of three story east wing of the property and construction of a 106,000 square foot 5-story office/retail building including 24,000 square feet of retail	6%-7%	$75 - $80	$23	2020
Jordan Downs Plaza (5)	Los Angeles, CA	Development of a new 113,000 square foot single-story grocery anchored neighborhood shopping center	7%	$38 - $42	$15	2020
Brick Plaza	Brick, NJ	Redevelopment and repositioning of anchor tenant and small shop spaces to transform property into a market dominant center	7%	$30	$20	2020
Bala Cynwyd	Bala Cynwyd, PA	New 87 unit residential apartment building to be constructed on underutilized land behind our existing shopping center	6%	$23	$3	2021
Melville Mall	Huntington, NY	Development of a new 15,000 square foot pad site consisting of two multi-tenant retail buildings	8%	$11	$2	2020
Montrose Crossing	Rockville, MD	Demolition of 10,000 square foot restaurant building to construct an 18,000 square foot multi-tenant pad building	11%	$10	$8	2019
Pike 7 Plaza	Vienna, VA	Addition of 8,300 square foot multi-tenant retail pad building	7%	$10	$9	2019
Wildwood	Bethesda, MD	4,900 square foot south end building expansion and site improvements	7%	$6	$4	2019
Willow Lawn	Richmond, VA	Conversion of vacant 5,000 square foot pad building to retail use to accommodate new 3,500 square foot fast casual restaurant tenant. Remainder of pad building to be demolished to construct new 2,200 square foot Starbucks pad site	8%	$2	$1	2019
Total Active Redevelopment projects (4)			7%	$205 - $214	$85
Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 90% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

(5)	Projected cost is net of the proceeds from our New Market Tax Credit structure. See Note 3 of our December 31, 2018 Form 10-K for additional information.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
December 31, 2018

							Projected POI Delivered
							(as a % of Total)
			Projected		Total	Costs to	For Year Ended December 31, (2)
Property (1)	Location	Opportunity	ROI (3)		Cost (4)	Date	2019	2020	Expected Opening Timeframe
					(in millions)	(in millions)
Assembly Row	Somerville, MA
Phase II		- 161,000 SF of retail - 447 residential units - 158 boutique hotel rooms	7%	(5)	$290 - 305	$290	90%	Stabilized	120,000 square feet of retail has opened, remaining tenants projected to open in 2019
									Residential building opened in September 2017 with deliveries through 3Q 2018
									741,500 SF Partners Healthcare office space (built by Partners) opened in 2016
									Hotel opened in 3Q 2018
		- 122 for-sale condominium units	—	(6)	$81	$81			Closings commenced 1Q 2018
Phase III		- 277,000 SF of office	6%		$465 - 485	$67	—	—	150,000 square feet of office space pre-leased
		- 500 residential units							Openings projected to begin in 2022
		- 56,000 SF of retail
Future Phases		- 1.5M SF of commercial	TBD		TBD
		- 329 residential units

Pike & Rose	North Bethesda, MD
Phase II		- 216,000 SF of retail - 272 residential units - 177 boutique hotel rooms	6%	(5)	$200 - 207	$197	80%	Stabilized	190,000 square feet of retail has opened, remaining tenants projected to open in 2019
									Residential building opened in August 2017 with deliveries through 2Q 2018
									Hotel opened in 1Q 2018
		- 99 for-sale condominium units	—	(6)	$62	$62			Closings commenced 1Q 2018
Phase III		- 212,000 SF of office	6-7%		$128 - 135	$23	—	—	Openings projected to begin in 2021
		- 4,000 SF of retail
Future Phases		- 740,000 SF of commercial	TBD		TBD
		- 741 residential units

Santana Row	San Jose, CA
700 Santana Row		- 301,000 SF of office	7-8%		$205 - 215	$150	15%	Stabilized	Commenced construction 4Q 2016
		- 18,000 SF of retail & 1,300 parking spaces							Opening projected 2019
									Office 100% pre-leased
Future Phases		- 321,000 SF of commercial	TBD		TBD
		- 395 residential units
		- 1M SF of commercial across from Santana Row
Notes:

(1)
Expected opening dates, total cost, projected return on investment (ROI), and projected POI percentages are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)
Percentage figures reflect (i) the projected POI (herein defined) for the stated year divided by (ii) the current projected annual stabilized POI for the Property. These percentages are projections only and we cannot give any assurances that these amounts will actually be achieved.

(3)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(4)	Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project.
(5)	Costs are net of expected reimbursement by third parties and land sale proceeds. Phase II total costs and costs to date include our share of the costs in the hotel.
(6)
Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; for return calculation purposes, condominiums are assumed to be sold at cost.

Federal Realty Investment Trust
Future Redevelopment Opportunities
December 31, 2018

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Escondido Promenade	Escondido, CA	Mercer Mall	Lawrenceville, NJ
	Federal Plaza	Rockville, MD	Pan Am	Fairfax, VA
	Flourtown	Flourtown, PA	Sylmar Towne Center	Sylmar, CA
	Fresh Meadows	Queens, NY

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Hastings Ranch Plaza	Pasadena, CA
	Bethesda Row	Bethesda, MD	Northeast	Philadelphia, PA
	Crossroads	Highland Park, IL	Riverpoint Center	Chicago, IL
	Darien	Darien, CT	The Shops at Sunset Place	South Miami, FL
	Dedham Plaza	Dedham, MA	Third Street Promenade	Santa Monica, CA
	Fourth Street	Berkeley, CA	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 1.5 million square feet of commercial-use buildings and 329 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include 740,000 square feet of commercial-use buildings, and 741 residential units.
(3)	Santana Row
Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units, as well as 1 million square feet of commercial space on land we control across from Santana Row.

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2018
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	% Occupied (2)	Average Rent PSF (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	$46,692		10	115,000	96%	93%	$24.39		46,000	Harris Teeter
Bethesda Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	228,408		17	536,000	95%	93%	52.99	180	40,000	Giant Food	Apple / Equinox / Anthropologie / Multiple Restaurants
Congressional Plaza	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	103,087		21	325,000	95%	95%	40.63	194	25,000	The Fresh Market	Buy Buy Baby / Saks Fifth Avenue Off 5th / Container Store / Ulta
Courthouse Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	6,485		2	38,000	70%	70%	23.86
Falls Plaza/Falls Plaza-East		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,948		10	144,000	92%	90%	34.70		51,000	Giant Food	CVS / Staples
Federal Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	70,256		18	250,000	96%	96%	36.67		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Free State Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	65,510		29	264,000	97%	97%	19.38		73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Friendship Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	38,109		1	119,000	100%	100%	30.13				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington-Arlington-Alexandria, DC-VA-MD-WV	28,688		16	208,000	95%	94%	28.30				Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	35,610		19	177,000	94%	94%	31.22		58,000	Giant Food	CVS
Idylwood Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	17,087		7	73,000	98%	98%	48.32		30,000	Whole Foods
Laurel		Washington-Arlington-Alexandria, DC-VA-MD-WV	57,826		26	389,000	89%	88%	22.84		61,000	Giant Food	Marshalls / L.A. Fitness
Leesburg Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	36,824		26	236,000	92%	92%	23.39		55,000	Giant Food	Petsmart / Gold's Gym / Office Depot
Montrose Crossing	(4)	Washington-Arlington-Alexandria, DC-VA-MD-WV	161,985	69,310	36	367,000	89%	89%	31.55		73,000	Giant Food	Marshalls / Old Navy / Barnes & Noble / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(6)	Washington-Arlington-Alexandria, DC-VA-MD-WV	85,190		29	570,000	97%	97%	18.41		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Results Fitness
Old Keene Mill		Washington-Arlington-Alexandria, DC-VA-MD-WV	8,787		10	92,000	100%	100%	40.69		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington-Arlington-Alexandria, DC-VA-MD-WV	29,515		25	226,000	100%	100%	25.99		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington-Arlington-Alexandria, DC-VA-MD-WV	106,303		14	298,000	96%	95%	36.37		45,000	Harris Teeter	TJ Maxx / Bed, Bath & Beyond / DSW
Pike & Rose	(5)	Washington-Arlington-Alexandria, DC-VA-MD-WV	566,728		24	441,000	100%	97%	39.67	765			iPic Theater / Porsche / Uniqlo / REI / Pinstripes / Multiple Restaurants
Pike 7 Plaza		Washington-Arlington-Alexandria, DC-VA-MD-WV	48,043		13	168,000	98%	98%	47.82				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington-Arlington-Alexandria, DC-VA-MD-WV	46,563		10	117,000	94%	94%	30.74		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington-Arlington-Alexandria, DC-VA-MD-WV	39,462		16	267,000	95%	95%	24.13		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	52,191	4,436	12	186,000	87%	87%	30.82		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington-Arlington-Alexandria, DC-VA-MD-WV	11,100	20,331	14	N/A	97%	96%	N/A	282
Sam's Park & Shop		Washington-Arlington-Alexandria, DC-VA-MD-WV	13,856		1	50,000	88%	88%	39.79
Tower Shopping Center		Washington-Arlington-Alexandria, DC-VA-MD-WV	22,087		12	112,000	87%	87%	26.21		26,000	L.A. Mart	Talbots / Total Wine & More

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2018
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	% Occupied (2)	Average Rent PSF (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Tyson's Station		Washington-Arlington-Alexandria, DC-VA-MD-WV	4,731		5	50,000	92%	87%	46.40		11,000	Trader Joe's
Village at Shirlington	(7)	Washington-Arlington-Alexandria, DC-VA-MD-WV	66,353	6,704	16	260,000	90%	89%	38.58		28,000	Harris Teeter	AMC / Carlyle Grand Café
Wildwood		Washington-Arlington-Alexandria, DC-VA-MD-WV	24,369		12	83,000	95%	90%	103.39		20,000	Balducci's	CVS / Multiple Restaurants
Total Washington Metropolitan Area			2,035,793		451	6,161,000	94%	94%	35.03

California
Azalea	(4)	Los Angeles-Long Beach-Anaheim, CA	107,451	40,000	22	223,000	100%	100%	27.95				Marshalls / Ross Dress for Less / Ulta / CVS
Bell Gardens	(4)	Los Angeles-Long Beach-Anaheim, CA	110,533	12,936	32	330,000	93%	93%	22.02		67,000	Food 4 Less	Marshalls / Ross Dress for Less / Bob's Discount Furniture
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	19,542		1	62,000	100%	100%	46.85	12			Pottery Barn / Banana Republic
Crow Canyon Commons		San Francisco-Oakland-Hayward, CA	89,885		22	241,000	97%	97%	28.48		32,000	Sprouts	Rite Aid / Total Wine & More
East Bay Bridge		San Francisco-Oakland-Hayward, CA	179,033		32	441,000	100%	100%	18.59		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(4)	San Diego-Carlsbad, CA	51,003		18	298,000	99%	83%	29.62				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less
Fourth Street	(4)	San Francisco-Oakland-Hayward, CA	23,991		3	71,000	55%	55%	28.98				CB2 / Ingram Book Group
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	22,662		15	273,000	99%	99%	7.22				Marshalls / HomeGoods / CVS / Sears
Hermosa Avenue		Los Angeles-Long Beach-Anaheim, CA	6,225		<1	23,000	81%	81%	49.82
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	46,712		3	179,000	73%	73%	34.06				Marshalls / L.A. Fitness / La La Land
Jordan Downs Plaza	(8)	Los Angeles-Long Beach-Anaheim, CA	14,952		9	N/A	N/A	N/A	N/A
Kings Court	(6)	San Jose-Sunnyvale-Santa Clara, CA	11,598		8	80,000	100%	98%	40.29		31,000	Lunardi's	CVS
Old Town Center		San Jose-Sunnyvale-Santa Clara, CA	35,848		8	98,000	86%	84%	41.98				Anthropologie / Banana Republic / Gap
Olivo at Mission Hills	(4)	Los Angeles-Long Beach-Anaheim, CA	76,995		12	136,000	91%	91%	30.71				Target / 24 Hour Fitness / Ross Dress For Less
Plaza Del Sol	(4)	Los Angeles-Long Beach-Anaheim, CA	17,936	8,409	4	48,000	100%	100%	23.32				Marshalls
Plaza El Segundo / The Point	(4)	Los Angeles-Long Beach-Anaheim, CA	285,914	125,000	50	495,000	94%	89%	45.49		66,000	Whole Foods	Anthropologie / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
Plaza Pacoima	(4)	Los Angeles-Long Beach-Anaheim, CA	50,365		18	204,000	100%	100%	14.36				Costco / Best Buy
San Antonio Center	(6)	San Jose-Sunnyvale-Santa Clara, CA	74,305		33	376,000	97%	97%	14.74		11,000	Trader Joe's	Walmart / Kohl's / 24 Hour Fitness
Santana Row		San Jose-Sunnyvale-Santa Clara, CA	961,430		45	884,000	98%	97%	53.64	662			Crate & Barrel / H&M / Container Store / Multiple Restaurants
Sylmar Towne Center	(4)	Los Angeles-Long Beach-Anaheim, CA	43,483	17,006	12	148,000	89%	89%	15.29		43,000	Food 4 Less	CVS
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	81,119		2	209,000	100%	97%	87.34				Adidas / Banana Republic / Old Navy / J. Crew
Westgate Center		San Jose-Sunnyvale-Santa Clara, CA	156,370		44	652,000	99%	99%	19.34		38,000	Walmart Neighborhood Market	Target / Nordstrom Rack / Nike Factory / TJ Maxx
		Total California	2,467,352		393	5,471,000	96%	94%	31.93

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2018
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	% Occupied (2)	Average Rent PSF (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
NY Metro/New Jersey
Brick Plaza		New York-Newark-Jersey City, NY-NJ-PA	85,111		46	406,000	77%	74%	22.73				AMC / HomeGoods / Ulta / L.A. Fitness
Brook 35	(4) (6)	New York-Newark-Jersey City, NY-NJ-PA	48,031	11,500	11	99,000	97%	95%	36.72				Banana Republic / Gap / Williams-Sonoma
Darien		Bridgeport-Stamford-Norwalk, CT	54,169		9	95,000	97%	97%	30.46	6	45,000	Stop & Shop	Equinox / Walgreens
Fresh Meadows		New York-Newark-Jersey City, NY-NJ-PA	91,602		17	404,000	100%	99%	34.47		15,000	Island of Gold	AMC / Kohl's / Michaels
Greenlawn Plaza		New York-Newark-Jersey City, NY-NJ-PA	31,839		13	106,000	99%	99%	18.87		46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		Bridgeport-Stamford-Norwalk, CT	14,127		1	36,000	100%	100%	70.15				Saks Fifth Avenue
Hauppauge		New York-Newark-Jersey City, NY-NJ-PA	29,178		15	134,000	98%	98%	30.40		61,000	Shop Rite	A.C. Moore
Huntington		New York-Newark-Jersey City, NY-NJ-PA	46,739		21	277,000	98%	98%	24.35				Nordstrom Rack / Buy Buy Baby / Michaels / Petsmart
Huntington Square		New York-Newark-Jersey City, NY-NJ-PA	12,823		18	74,000	93%	85%	28.07				Barnes & Noble
Melville Mall		New York-Newark-Jersey City, NY-NJ-PA	91,989		21	251,000	95%	95%	26.23		53,000	Uncle Giuseppe's Marketplace	Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage
Mercer Mall	(7)	Trenton, NJ	128,186	55,472	50	550,000	97%	94%	24.53		75,000	Shop Rite	Ross Dress For Less / Nordstrom Rack / Bed, Bath & Beyond / REI
The Grove at Shrewsbury	(4) (6)	New York-Newark-Jersey City, NY-NJ-PA	125,354	43,600	21	192,000	98%	97%	46.88				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy Hills		New York-Newark-Jersey City, NY-NJ-PA	39,293		19	211,000	100%	98%	22.48				Target / L.A. Fitness / Michaels
	Total NY Metro/New Jersey		798,441		262	2,835,000	95%	93%	28.89

Philadelphia Metropolitan Area
Andorra		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	25,635		22	265,000	85%	85%	14.38		24,000	Acme Markets	Kohl's / L.A. Fitness / Staples
Bala Cynwyd		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	43,601		23	294,000	100%	100%	25.02		45,000	Acme Markets	Lord & Taylor / Michaels / L.A. Fitness
Ellisburg		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	34,214		28	268,000	89%	89%	16.00		47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	16,987		24	156,000	99%	99%	22.15		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	22,436		21	227,000	98%	98%	17.12		55,000	Redner's Warehouse Mkts.	Marshalls / Planet Fitness
Lawrence Park		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	33,213		29	374,000	86%	84%	21.60		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	33,735		19	292,000	85%	85%	15.18				Marshalls / Burlington / Ulta / A.C. Moore
Town Center of New Britain		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	15,367		17	124,000	88%	88%	10.04		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	30,259		13	211,000	95%	95%	18.80				Marshalls / HomeGoods / Barnes & Noble
Wynnewood		Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	42,923		14	251,000	100%	100%	28.14	9	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
Total Philadelphia Metropolitan Area			298,370		210	2,462,000	92%	92%	19.92

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2018
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	% Occupied (2)	Average Rent PSF (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)

New England
Assembly Row / Assembly Square Marketplace	(5)	Boston-Cambridge-Newton, MA-NH	700,563		65	881,000	98%	98%	28.07	447	18,000	Trader Joe's	TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants & Outlets
Campus Plaza		Boston-Cambridge-Newton, MA-NH	30,436		15	116,000	97%	97%	16.06		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Newton, MA-NH	29,781	5,941	37	222,000	91%	91%	12.71				Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Newton, MA-NH	42,684		19	245,000	91%	91%	16.81		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Newton, MA-NH	149,565		19	223,000	99%	99%	48.75	7	50,000	Roche Bros.	CVS
North Dartmouth		Providence-Warwick, RI-MA	9,369		28	48,000	100%	100%	15.31		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Newton, MA-NH	18,301		17	149,000	100%	100%	17.82		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Newton, MA-NH	15,724		15	169,000	98%	98%	16.77		55,000	Super Stop & Shop
		Total New England	996,423		215	2,053,000	97%	97%	24.85

South Florida
CocoWalk	(4) (9)	Miami-Fort Lauderdale-West Palm Beach, FL	130,312		3	170,000	74%	74%	26.48				Gap / Cinepolis Theaters / Youfit Health Club
Del Mar Village		Miami-Fort Lauderdale-West Palm Beach, FL	70,974		17	191,000	91%	88%	18.53		44,000	Winn Dixie	CVS / L.A. Fitness
The Shops at Sunset Place	(4)	Miami-Fort Lauderdale-West Palm Beach, FL	124,428	64,453	10	523,000	74%	74%	18.74				AMC / L.A. Fitness / Barnes & Noble / Restoration Hardware Outlet
Tower Shops		Miami-Fort Lauderdale-West Palm Beach, FL	97,589		67	426,000	99%	99%	24.21		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / Ulta
		Total South Florida	423,303		97	1,310,000	85%	84%	21.70
Baltimore
Governor Plaza		Baltimore-Columbia-Towson, MD	27,336		24	243,000	98%	98%	19.90		16,500	Aldi	Dick's Sporting Goods / A.C. Moore
Perring Plaza		Baltimore-Columbia-Towson, MD	31,159		29	396,000	100%	100%	15.30		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(6)	Baltimore-Columbia-Towson, MD	119,740	52,705	35	314,000	99%	96%	25.51				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore-Columbia-Towson, MD	17,693		4	32,000	87%	87%	48.16
Towson Residential (Flats @ 703)		Baltimore-Columbia-Towson, MD	22,375		1	4,000	100%	100%	71.41	105
White Marsh Plaza		Baltimore-Columbia-Towson, MD	25,726		7	80,000	100%	100%	23.66		54,000	Giant Food
White Marsh Other		Baltimore-Columbia-Towson, MD	33,942		21	70,000	97%	97%	30.82
		Total Baltimore	277,971		121	1,139,000	99%	98%	21.60

Chicago
Crossroads		Chicago-Naperville-Elgin, IL-IN-WI	34,736		14	168,000	90%	90%	22.13				L.A. Fitness / Ulta / Binny's / Ferguson's Bath, Kitchen & Lighting Gallery
Finley Square		Chicago-Naperville-Elgin, IL-IN-WI	39,213		21	278,000	98%	85%	15.52				Bed, Bath & Beyond / Buy Buy Baby / Petsmart / Portillo's

Federal Realty Investment Trust
Real Estate Status Report
December 31, 2018
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	% Occupied (2)	Average Rent PSF (3)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Garden Market		Chicago-Naperville-Elgin, IL-IN-WI	14,679		11	140,000	99%	99%	13.81		63,000	Mariano's Fresh Market	Walgreens
Riverpoint Center		Chicago-Naperville-Elgin, IL-IN-WI	120,658		17	211,000	93%	93%	21.07		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	209,286		63	797,000	95%	91%	18.09

Other								.
Barracks Road		Charlottesville, VA	68,219		40	498,000	97%	97%	27.86		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford-West Hartford-East Hartford, CT	31,971		22	266,000	95%	95%	13.93		74,000	Stop & Shop	TJ Maxx
Eastgate Crossing		Durham-Chapel Hill, NC	34,576		17	159,000	91%	91%	27.38		13,000	Trader Joe's	Ulta / Stein Mart / Petco
Gratiot Plaza		Detroit-Warren-Dearborn, MI	19,966		20	217,000	100%	100%	12.32		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(7)	Lancaster, PA	13,717	4,907	11	127,000	98%	98%	18.58		75,000	Giant Food
29th Place		Charlottesville, VA	40,851	4,117	15	169,000	97%	97%	18.71				HomeGoods / DSW / Stein Mart / Staples
Willow Lawn		Richmond, VA	103,233		37	463,000	99%	99%	19.36		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / DSW
		Total Other	312,533		162	1,899,000	97%	97%	20.54

Grand Total			$7,819,472	$546,827	1,974	24,127,000	95%	94%	$27.77	2,669

Notes:
(1)
The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgages payable.

(2)
Represents the GLA and the percentage leased and percentage occupied of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.

(3)
Calculated as the aggregate, annualized in-place contractual (defined as cash basis excluding rent abatements) minimum rent for all occupied spaces divided by the aggregate GLA of all occupied spaces. Average rent PSF is for commercial leases only.

(4)	The Trust has a controlling financial interest in this property.
(5)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules.
(6)
All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(7)	All or a portion of property subject to capital lease obligation.
(8)
On June 15, 2018, we formed a new joint venture to develop Jordan Downs Plaza, which when completed, will be an approximately 113,000 square foot grocery anchored shopping center located in Los Angeles County, California. We initially invested $34.4 million as a result of a pre-funding requirement for equity to be advanced prior to the start of construction. We own approximately 91% of the venture, and control the 9.4 acre land parcel on which the shopping center will be constructed under a long-term ground lease that expires June 15, 2093 (including two 10-year option periods which may be exercised at our option). See further discussion in the Summary of Redevelopments Opportunities schedule, as well as Note 3 of our December 31, 2018 Form 10-K.

(9)	This property includes interests in five buildings in addition to our initial acquisition.

2018 Property Dispositions

Date	Property	City/State	Sales Price
			(in millions)
August 16, 2018	Chelsea Residential	Chelsea, Massachusetts	$15.0
November 9, 2018	Atlantic Plaza	North Reading, Massachusetts	$27.2

Federal Realty Investment Trust
Retail Leasing Summary (1)
December 31, 2018

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2018	107	100%	573,923	$32.16	$27.96	$2,409,987	15%	26%	7.6	$14,280,002	$24.88	(7)
3rd Quarter 2018	90	100%	447,765	$38.31	$36.22	$938,618	6%	18%	7.4	$11,600,019	$25.91	(7)
2nd Quarter 2018	99	100%	449,247	$34.75	$31.61	$1,410,856	10%	20%	7.1	$17,466,295	$38.88	(7)
1st Quarter 2018	78	100%	403,250	$31.51	$25.91	$2,258,454	22%	31%	6.7	$7,422,889	$18.41
Total - 12 months	374	100%	1,874,185	$34.11	$30.37	$7,017,915	12%	23%	7.3	$50,769,205	$27.09

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2018	50	47%	237,691	$33.94	$25.16	$2,086,574	35%	49%	9.2	$13,537,346	$56.95	(7)
3rd Quarter 2018	43	48%	151,703	$43.71	$38.82	$741,449	13%	27%	9.4	$11,219,487	$73.96	(7)
2nd Quarter 2018	39	39%	203,883	$38.18	$33.13	$1,030,413	15%	28%	9.5	$16,706,322	$81.94	(7)
1st Quarter 2018	31	40%	203,038	$28.44	$19.61	$1,792,929	45%	53%	9.2	$7,127,676	$35.11
Total - 12 months	163	44%	796,315	$35.48	$28.39	$5,651,365	25%	38%	9.3	$48,590,831	$61.02

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2018	57	53%	336,232	$30.90	$29.93	$323,413	3%	11%	6.4	$742,656	$2.21
3rd Quarter 2018	47	52%	296,062	$35.55	$34.88	$197,169	2%	13%	6.2	$380,532	$1.29
2nd Quarter 2018	60	61%	245,364	$31.90	$30.35	$380,443	5%	13%	4.7	$759,973	$3.10
1st Quarter 2018	47	60%	200,212	$34.62	$32.30	$465,525	7%	17%	4.6	$295,213	$1.47
Total - 12 months	211	56%	1,077,870	$33.10	$31.83	$1,366,550	4%	13%	5.6	$2,178,374	$2.02

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
4th Quarter 2018					114	622,234		$32.72	7.9	$18,728,152	$30.10
3rd Quarter 2018					101	469,214		$38.73	7.6	$12,336,651	$26.29
2nd Quarter 2018					106	474,578		$35.37	7.3	$17,912,856	$37.74
1st Quarter 2018					81	405,556		$31.69	6.7	$7,831,363	$19.31
Total - 12 months					402	1,971,582		$34.58	7.4	$56,809,022	$28.81

Notes:
(1)	Information reflects activity in retail spaces only; office and residential spaces are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $4.1 million ($5.48 per square foot) in 4th Quarter 2018, $1.7 million ($3.06 per square foot) in 3rd Quarter 2018, and $5.4 million ($9.80 per square foot) in 2nd Quarter 2018 of the Tenant Improvements & Incentives are for properties under active redevelopment and are included in the Projected Cost for those properties on the Summary of Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq. Ft. and Weighted Average Lease Term columns include information for leases signed at Phase 2 of both of our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq. Ft. columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Phase 2 of Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
December 31, 2018

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2019	913,000	6%	$17.58	781,000	11%	$36.27	1,693,000	8%	$26.20
2020	1,264,000	8%	$16.92	959,000	13%	$39.76	2,223,000	10%	$26.77
2021	1,660,000	11%	$22.72	897,000	13%	$43.37	2,557,000	11%	$29.96
2022	2,066,000	13%	$18.24	969,000	14%	$42.12	3,036,000	13%	$25.86
2023	1,729,000	11%	$20.64	892,000	13%	$45.08	2,620,000	12%	$28.96
2024	2,219,000	14%	$17.41	676,000	9%	$45.90	2,895,000	13%	$24.06
2025	935,000	6%	$22.86	482,000	7%	$42.20	1,417,000	6%	$29.44
2026	574,000	4%	$26.20	368,000	5%	$46.07	942,000	4%	$33.97
2027	763,000	5%	$34.40	471,000	7%	$48.94	1,234,000	6%	$39.95
2028	738,000	5%	$22.05	393,000	5%	$50.76	1,132,000	5%	$32.03
Thereafter	2,573,000	17%	$20.38	188,000	3%	$47.05	2,761,000	12%	$22.19
Total (3)	15,434,000	100%	$20.64	7,076,000	100%	$43.32	22,510,000	100%	$27.77

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2019	438,000	3%	$18.25	565,000	8%	$35.49	1,003,000	5%	$27.97
2020	298,000	2%	$16.85	642,000	9%	$38.73	940,000	4%	$31.79
2021	428,000	3%	$25.97	548,000	8%	$47.39	975,000	4%	$37.99
2022	347,000	2%	$23.07	569,000	8%	$41.44	916,000	4%	$34.48
2023	471,000	3%	$22.99	528,000	7%	$41.94	999,000	4%	$33.00
2024	666,000	4%	$20.62	397,000	5%	$44.75	1,063,000	5%	$29.63
2025	349,000	2%	$23.02	399,000	6%	$42.84	748,000	3%	$33.59
2026	465,000	3%	$26.61	349,000	5%	$41.45	814,000	4%	$32.98
2027	698,000	5%	$19.35	470,000	7%	$46.38	1,169,000	5%	$30.23
2028	612,000	4%	$17.96	404,000	6%	$47.34	1,015,000	5%	$29.64
Thereafter	10,662,000	69%	$20.34	2,205,000	31%	$45.21	12,868,000	57%	$24.61
Total (3)	15,434,000	100%	$20.64	7,076,000	100%	$43.32	22,510,000	100%	$27.77

Notes:
(1)	Anchor is defined as a retail tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as cash-basis excluding rent abatements) rent as of December 31, 2018.
(3)	Represents occupied square footage of the commercial portion of our portfolio as of December 31, 2018.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
December 31, 2018

Overall Portfolio Statistics (1)	December 31, 2018			December 31, 2017

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (3) (4) (sf)	24,127,000	22,832,000	94.6%	24,206,000	23,066,000	95.3%

Residential Properties (units)	2,669	2,557	95.8%	2,342	2,195	93.7%

Comparable Property Statistics (1)	December 31, 2018			December 31, 2017

Type	Size	Leased	Leased %	Size	Leased	Leased %

Commercial Properties (2) (4) (sf)	22,690,000	21,588,000	95.1%	22,677,000	21,739,000	95.9%

Residential Properties (units)	1,350	1,288	95.4%	1,350	1,310	97.0%

Notes:
(1)			See Glossary of Terms.
(2)			Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)			At December 31, 2018 leased percentage was 97.6% for anchor tenants and 88.7% for small shop tenants.
(4)			Occupied percentage was 93.6% and 93.9% at December 31, 2018 and 2017, respectively, and comparable property occupied percentage was 94.1% and 94.4% at December 31, 2018 and 2017, respectively.

Federal Realty Investment Trust
Summary of Top 25 Tenants
December 31, 2018

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Total GLA	Percentage of Total GLA (3)	Number of Stores Leased

1	TJX Companies, The	A+ / A2 / NR	$18,647,000	2.65%	1,020,000	3.83%	32
2	Ahold Delhaize	BBB / Baa1 / BBB	$16,575,000	2.36%	971,000	3.64%	16
3	Gap, Inc., The	BB+ / Baa2 / NR	$13,416,000	1.91%	366,000	1.37%	27
4	Bed, Bath & Beyond, Inc.	BB+ / Baa3 / NR	$12,706,000	1.81%	718,000	2.69%	19
5	Splunk, Inc.	NR / NR / NR	$10,902,000	1.55%	235,000	0.88%	1
6	L.A. Fitness International LLC	B+ / B2 / NR	$10,227,000	1.46%	431,000	1.62%	10
7	CVS Corporation	BBB / Baa2 / NR	$9,333,000	1.33%	248,000	0.93%	19
8	AMC Entertainment Inc.	B / B2 / NR	$7,267,000	1.03%	317,000	1.19%	6
9	Best Buy Co., Inc.	BBB / Baa1 / BBB	$6,633,000	0.94%	231,000	0.87%	5
10	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,425,000	0.91%	289,000	1.08%	6
11	Michaels Stores, Inc.	BB- / Ba2 / NR	$6,290,000	0.89%	330,000	1.24%	14
12	Ascena Retail Group, Inc. (Dress Barn, Loft, Lou & Grey, Ann Taylor, Catherine's, Justice, Lane Bryant)	B / Ba3 / NR	$6,199,000	0.88%	198,000	0.74%	33
13	Kroger Co., The	BBB / Baa1 / NR	$6,066,000	0.86%	529,000	1.98%	11
14	Home Depot, Inc.	A / A2 / A	$6,014,000	0.86%	440,000	1.65%	5
15	Ross Stores, Inc.	A- / A3 / NR	$5,882,000	0.84%	321,000	1.20%	11
16	Bank of America, N.A.	A- / A3 / A+	$5,679,000	0.81%	105,000	0.39%	23
17	DSW, Inc	NR / NR / NR	$5,539,000	0.79%	222,000	0.83%	11
18	Hudson's Bay Company (Saks, Lord & Taylor)	B / B3 / NR	$5,380,000	0.77%	220,000	0.83%	4
19	Nordstrom, Inc.	BBB+ / Baa1 / BBB+	$5,374,000	0.76%	195,000	0.73%	5
20	Ulta Beauty, Inc.	NR / NR / NR	$4,812,000	0.68%	140,000	0.53%	13
21	Whole Foods Market, Inc.	A+ / A3 / NR	$4,772,000	0.68%	167,000	0.63%	4
22	Barnes & Noble, Inc.	NR / NR / NR	$4,523,000	0.64%	207,000	0.78%	8
23	Wells Fargo Bank, N.A.	A- / A2 / A+	$4,236,000	0.60%	53,000	0.20%	17
24	Starbucks Corporation	BBB+ / Baa1 / BBB+	$4,180,000	0.59%	69,000	0.26%	41
25	AB Acquisition LLC (Acme, Safeway)	B / B1 / NR	$4,175,000	0.59%	412,000	1.55%	7
	Totals - Top 25 Tenants		$191,252,000	27.21%	8,434,000	31.64%	348

	Total (5):		$702,803,000	(2)	26,657,000	(4)

Notes:
(1)	Credit Ratings are as of December 31, 2018. Subsequent rating changes have not been reflected.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces as of December 31, 2018.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.
(5)	Totals reflect both the commercial and residential portions of our properties.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
December 31, 2018

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2019. Estimates do not include the impact from potential acquisitions or dispositions which have not closed as of December 31, 2018.

	Full Year 2019 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.14	$3.30
Adjustments:
Estimated depreciation and amortization	3.16	3.16
Estimated FFO per diluted share	$6.30	$6.46

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Glossary of Terms

EBITDA for Real Estate ("EBITDAre"): EBITDAre is a non-GAAP measure that the National Association of Real Estate Investment Trusts ("NAREIT") defines as: net income computed in accordance with GAAP plus net interest expense, income tax expense, depreciation and amortization, gain or loss on sale of real estate, impairments of real estate, and adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates. We calculate EBITDAre consistent with the NAREIT definition. As EBITDA is a widely known and understood measure of performance, management believes EBITDAre represents an additional non-GAAP performance measure, independent of a company's capital structure, that will provide investors with a uniform basis to measure the enterprise value of a company. EBITDAre also approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDAre for the three months and year ended December 31, 2018 and 2017 is as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
	(in thousands)		(in thousands)
Net income	$56,382	$52,785	$249,026	$297,870
Interest expense	28,038	26,173	110,154	100,125
Other interest income	(285)	(222)	(942)	(475)
Early extinguishment of debt	—	12,273	—	12,273
(Benefit) provision for income tax (1)	(121)	(24)	1,521	1,813
Depreciation and amortization	66,976	56,394	244,245	216,050
Gain on sale of real estate	(1,485)	(7,398)	(13,560)	(79,345)
Adjustments of EBITDAre of unconsolidated affiliates	1,901	300	5,114	796
EBITDAre	$151,406	$140,281	$595,558	$549,107
(1) For the periods noted above, the provision for income tax primarily relates to condominium sales gains.

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. NAREIT defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Comparable Properties: Represents our consolidated property portfolio other than those properties that distort comparability between periods in two primary categories: (1) assets that were not owned for the full quarter in both periods presented and (2) assets currently under development or being repositioned for significant redevelopment and investment. Comparable property growth statistics are calculated on a GAAP basis.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.